Exhibit 21.1

List of Subsidiaries

The following is a list of subsidiaries of salesforce.com, inc., omitting certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of January 31, 2019.

Name of Entity	Jurisdiction
MuleSoft Argentina S.R.L.	Argentina
Mulesoft Australia Pty Ltd	Australia
SFDC Australia Pty. Ltd.	Australia
Datorama Australia Pty Ltd	Australia
Demandware Australia Pty Limited	Australia
ExactTarget Pty. Ltd.	Australia
SFDC Netherlands B.V. Belgium Branch	Belgium
Salesforce Tecnologia, Ltda.	Brazil
salesforce.com Canada Corporation	Canada
MuleSoft Canada Software Inc.	Canada
salesforce.com Information Technology (Shanghai) Co., Ltd. Beijing Branch	China
Demandware E-Commerce (Shanghai) Ltd.	China
salesforce.com Information Technology (Shanghai) Co., Ltd.	China
Salesforce.com Danmark, filial af SFDC Sweden AB	Denmark
SFDC Sweden AB, Suomen sivuliike	Finland
salesforce.com France S.A.S.	France
SFDC France Data Centre Sárl	France
Kerensen Consulting SAS	France
ExactTarget S.A.S.	France
ExactTarget GmbH	Germany
Datorama GmbH	Germany
MuleSoft Germany GmbH	Germany
salesforce.com Germany GmbH	Germany
SFDC Germany Data Centre GmbH	Germany
SteelBrick GmbH	Germany
salesforce.com Hong Kong Limited	Hong Kong
MuleSoft Hong Kong Limited	Hong Kong
Demandware Hong Kong Limited	Hong Kong
Acertis Cloud Private Limited	India
MuleSoft India Private Limited	India
DimDim Software Private Limited	India
salesforce.com India Private Limited Gurgaon Branch	India
salesforce.com India Private Limited Bengaluru Branch	India
salesforce.com India Private Limited Hyderabad Branch	India
salesforce.com India Private Limited Mumbai Branch	India
salesforce.com India Private Limited	India
Tomax India Software Private Limited	India
SFDC International Limited	Ireland
SFDC Ireland Limited	Ireland

Exhibit 21.1

Name of Entity	Jurisdiction
Salesforce EMEA Limited	Ireland
Kerensen Consulting Israel Ltd.	Israel
Mined Analytics Ltd.	Israel
Implisit Insights Ltd.	Israel
Datorama Technologies Ltd.	Israel
salesforce.com Israel Ltd.	Israel
salesforce.com Italy S.r.l.	Italy
Demandware S.r.l.	Italy
Datorama Japan Inc.	Japan
Demandware K.K.	Japan
Kabushiki Kaisha salesforce.com	Japan
Sforcesystems Korea Limited	Korea, Republic of
SFDC Luxembourg	Luxembourg
SFDC Mexico S. de R.L. de C.V.	Mexico
Kerensen Consulting Maroc -- SARL AU	Morocco
MuleSoft Netherlands B.V.	Netherlands
SFDC Netherlands B.V.	Netherlands
MuleSoft New Zealand Limited	New Zealand
SFDC Australia Pty. Ltd. New Zealand Branch	New Zealand
SFDC Norway AS	Norway
salesforce.com Singapore Pte. Ltd.	Singapore
MuleSoft Singapore HoldCo Pte. Ltd.	Singapore
MuleSoft Singapore Pte. Ltd.	Singapore
ExactTarget Pte. Ltd.	Singapore
Datorama Singapore Pte. Ltd.	Singapore
salesforce Systems Spain, S.L.	Spain
SFDC Sweden AB	Sweden
ExactTarget AB	Sweden
Demandware AB	Sweden
salesforce.com Sarl	Switzerland
Salesforce GFO Sarl	Switzerland
salesforce.com Taiwan Limited	Taiwan
Steelbrick Ltd.	United Kingdom
salesforce.com EMEA Limited	United Kingdom
SFDC EMEA Data Centre Limited	United Kingdom
MuleSoft UK Limited	United Kingdom
Datorama UK Ltd.	United Kingdom
ExactTarget Limited	United Kingdom
AKTA US LLC	United States of America
Attic Labs, LLC	United States of America
BeyondCore, LLC	United States of America
Buddy Media, LLC	United States of America
Clipboard, LLC.	United States of America
CloudConnect, LLC	United States of America
CloudCraze Software LLC	United States of America

Exhibit 21.1

Name of Entity	Jurisdiction
Coolan, Inc.	United States of America
CoTweet, Inc.	United States of America
CQuotient, LLC (f.k.a. CQuotient, Inc.)	United States of America
Datorama, Inc.	United States of America
Demandware, LLC (f.k.a. Demandware, Inc.)	United States of America
Demandware Securities, LLC (f.k.a. Demandware Securities Corp.)	United States of America
DimDim Inc.	United States of America
EdgeSpring, LLC	United States of America
ExactTarget Brazil Holding Company, LLC	United States of America
ExactTarget, LLC (f.k.a. ExactTarget, Inc.)	United States of America
Heroku, Inc.	United States of America
Heywire, Inc.	United States of America
iGoDigital Holdings, LLC	United States of America
iGoDigital, Inc.	United States of America
Implisit, Inc.	United States of America
Krux Digital, LLC	United States of America
Little Ohana LLC	United States of America
Malbec Holdings LLC	United States of America
Metamind, Inc.	United States of America
MuleSoft International, LLC	United States of America
MuleSoft, LLC	United States of America
My Salesforce LLC	United States of America
Quip, LLC	United States of America
RebelMail, Inc.	United States of America
RelateIQ LLC	United States of America
Salesforce Communications, LLC	United States of America
Salesforce Development LLC	United States of America
salesforce Holdings, LLC	United States of America
Salesforce Ventures LLC	United States of America
salesforce.com, LLC	United States of America
Sequence, LLC	United States of America
SFDC 50 Fremont LLC	United States of America
SFDC Holding Co.	United States of America
Spinback, LLC	United States of America
Steelbrick, LLC (f.k.a. Steelbrick, Inc.)	United States of America
Tappingstone Holdings, LLC	United States of America
Tempo AI, Inc.	United States of America
Tomax, LLC (f.k.a. Tomax Corporation)	United States of America
Toopher, Inc.	United States of America
Twin Prime, Inc.	United States of America
Unity&Variety, Inc.	United States of America